                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 4, 1997


                          ALLIED WASTE INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-19285                                           88-0228636
(Commission File Number)                       (IRS Employer Identification No.)


15880 N. GREENWAY/HAYDEN LOOP, SUITE 100
          SCOTTSDALE, ARIZONA                               85260
   (Address of principal executive offices)               (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (602) 423-2946


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Allied Waste Industries, Inc. ("Allied" or the "Company") acquired Wayne Disposal-Oakland, Inc. and Wayne Disposal - Canton, Inc (collectively, the "Recent Acquisitions"). The financial statements and pro forma financial statements filed herein are filed for informational purposes.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Wayne Disposal - Oakland, Inc.

                  (i)      Report of Independent Public Accountants

                  (ii)     Balance Sheets as of December 31, 1996 and 1995

                  (iii) Statements of Income for the Years Ended December 31, 1996 and 1995

                  (iv) Statements of Stockholders' Equity for the Years Ended December 31, 1996 and 1995

                  (v) Statements of Cash Flows for the Years Ended December 31, 1996 and 1995

                  (vi)     Notes to Financial Statements

         (b)      Financial Statements of Wayne Disposal - Canton, Inc.

                  (i)      Report of Independent Public Accountants

                  (ii)     Balance Sheets as of December 31, 1996 and 1995

                  (iii) Statements of Income for the Years Ended December 31, 1996 and 1995
                  (iv) Statements of Stockholders's Equity for the Years Ended December 31, 1996 and 1995

                  (v) Statements of Cash Flows for the Years Ended December 31, 1996 and 1995

                  (vi)     Notes to Financial Statements

         (c) Pro Forma Combined Financial Statements of Allied Waste Industries, Inc.

                  (i)      Introduction

                  (ii) Pro Forma Combined Balance Sheet - June 30, 1997 (Unaudited)

                  (iii) Pro Forma Combined Statement of Operations for the Six Months Ended June 30, 1997 (unaudited)

                  (iv) Pro Forma Combined Statement of Operations for the Year Ended December 31, 1996 (unaudited)

                  (v)      Notes to Pro Forma Combined Financial Statements
                           (unaudited)

         (d)      Exhibits

                  23       Consent of Arthur Andersen LLP

                    Report of Independent Public Accountants



To the Board of Directors of
Wayne Disposal - Oakland, Inc.:

We have audited the accompanying balance sheets of WAYNE DISPOSAL - OAKLAND, INC. (a Michigan corporation) as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wayne Disposal - Oakland, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As explained in Note 5 to the financial statements, effective January 1, 1995, the Company changed its method of accounting for investments.


                                                      Arthur Andersen LLP


Detroit, Michigan,
  February 14, 1997.

                         WAYNE DISPOSAL - OAKLAND, INC.


                 BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995

                            ASSETS                 1996                1995
                            ------             ------------        ------------
CURRENT ASSETS:
  Cash and cash equivalents                    $  3,913,000        $  3,103,000
  Accounts receivable-
    Trade, less allowance for doubtful
      accounts of $26,000 and $29,000 at
      December 31, 1996 and 1995,
      respectively                                1,121,000             471,000
    Affiliates                                        8,000              90,000
  Note receivable - affiliate                       811,000                  --
  Current portion of long-term note
    receivable                                           --              71,000
  Prepaid expenses and other                        327,000             224,000
                                               ------------        ------------
               Total current assets               6,180,000           3,959,000
                                               ------------        ------------
PROPERTY AND EQUIPMENT:
  Land and land improvements                     10,438,000           3,567,000
  Buildings and improvements                        870,000             241,000
  Machinery and equipment                         1,499,000           1,491,000
  Construction in progress                        5,697,000           8,469,000
                                               ------------        ------------
                                                 18,504,000          13,768,000

  Less- Accumulated depreciation                 (3,132,000)         (1,596,000)
                                               ------------        ------------

           Net property and equipment            15,372,000          12,172,000
                                               ------------        ------------
OTHER ASSETS:
   Restricted investments                         1,808,000           6,663,000
   Notes receivable - affiliates                         --           1,450,000
   Prepaid debt issuance costs, less
     accumulated amortization of $60,000
     and $25,000 at December 31, 1996
     and 1995, respectively                         285,000             320,000
   Long-term note receivable, less
     current portion above                               --             222,000
                                               ------------        ------------
               Total other assets                 2,093,000           8,655,000
                                               ------------        ------------
                                               $ 23,645,000        $ 24,786,000
                                               ============        ============


      The accompanying notes are an integral part of these balance sheets.

                         WAYNE DISPOSAL - OAKLAND, INC.
                         ------------------------------
                BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995
                -----------------------------------------------



             LIABILITIES AND STOCKHOLDERS' EQUITY           1996              1995
CURRENT LIABILITIES:
  Current portion of long-term debt                     $ 1,500,000       $   750,000
  Accounts payable-
    Trade                                                   770,000         1,825,000
    Affiliates                                               71,000           884,000
  Accrued expenses                                          260,000           180,000
                                                        -----------       -----------
                 Total current liabilities                2,601,000         3,639,000
                                                        -----------       -----------


LONG-TERM LIABILITIES:
  Long-term debt, less current
    portion above                                        11,250,000        12,750,000
  Accrued closure/post-closure costs                      2,261,000         1,870,000
                                                        -----------       -----------
                 Total long-term liabilities             13,511,000        14,620,000
                                                        -----------       -----------


STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 50,000
    shares authorized; 300 shares
    issued and outstanding                                      300               300
  Retained earnings                                       7,531,700         6,468,700
  Unrealized gain on restricted
    investments                                               1,000            58,000
                                                        -----------       -----------
                 Total stockholders' equity               7,533,000         6,527,000
                                                        -----------       -----------
                                                        $23,645,000       $24,786,000
                                                        ===========       ===========

      The accompanying notes are an integral part of these balance sheets.

                         WAYNE DISPOSAL - OAKLAND, INC.


                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                              1996               1995
                                           -----------        -----------
DISPOSAL REVENUE                           $ 8,714,000        $ 5,475,000

OPERATING EXPENSES                           4,998,000          2,736,000
                                           -----------        -----------
              Gross margin                   3,716,000          2,739,000

ADMINISTRATIVE EXPENSES                      1,582,000            693,000
                                           -----------        -----------
              Income from operations         2,134,000          2,046,000

OTHER INCOME (EXPENSE):
  Interest income                              447,000            348,000
  Interest expense                            (150,000)                --
  Rental income                                225,000            295,000
  Other income (expense)                        22,000           (240,000)
                                           -----------        -----------
              Total other income               544,000            403,000
                                           -----------        -----------

NET INCOME                                 $ 2,678,000        $ 2,449,000
                                           ===========        ===========


        The accompanying notes are an integral part of these statements.

                         WAYNE DISPOSAL - OAKLAND, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


BALANCE AT DECEMBER 31, 1994 (UNAUDITED)                    $ 5,470,000

  Net income                                                  2,449,000
  Dividends paid                                             (1,450,000)
  Unrealized gain on restricted investments                      58,000
                                                            -----------

BALANCE AT DECEMBER 31, 1995 (AUDITED)                        6,527,000

  Net income                                                  2,678,000
  Dividends paid                                             (1,615,000)
  Change in unrealized gain on restricted investments           (57,000)
                                                            -----------

BALANCE AT DECEMBER 31, 1996 (AUDITED)                      $ 7,533,000
                                                            ===========


        The accompanying notes are an integral part of these statements.

                         WAYNE DISPOSAL - OAKLAND, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                       1996                1995
                                                                    ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $  2,678,000        $  2,449,000
  Adjustments to reconcile net income to net cash
    provided by operations-
      Depreciation and amortization                                    1,571,000             301,000
         Increases (decreases) in cash resulting from
           changes in operating assets and liabilities:
               Accounts receivable                                      (568,000)            (27,000)
               Prepaid expenses and other                               (103,000)            (37,000)
               Accounts payable                                       (1,868,000)          2,106,000
               Accrued expenses                                           80,000             123,000
               Accrued closure/post-closure costs                        391,000             318,000
                                                                    ------------        ------------
                    Net cash provided by operating activities          2,181,000           5,233,000
                                                                    ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Change in note receivable, net                                         293,000              26,000
  Payment on note receivable - affiliate                                 700,000             400,000
  Prepayment of debt issuance costs                                           --            (346,000)
  Issuance of notes receivable - affiliates                              (61,000)         (1,850,000)
  Purchases of restricted investments                                 (9,113,000)        (21,927,000)
  Purchases of property and equipment                                 (4,736,000)         (7,363,000)
  Proceeds from sales of investments, net                             13,911,000          16,513,000
                                                                    ------------        ------------
                    Net cash provided by (used in) investing
                         activities                                      994,000         (14,547,000)
                                                                    ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of long-term debt                                             (750,000)         13,500,000
  Dividends paid                                                      (1,615,000)         (1,450,000)
                                                                    ------------        ------------
                    Net cash provided by (used in) financing
                      activities                                      (2,365,000)         12,050,000
                                                                    ------------        ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                810,000           2,736,000

CASH AND CASH EQUIVALENTS, beginning of the year                       3,103,000             367,000
                                                                    ------------        ------------

CASH AND CASH EQUIVALENTS, end of the year                          $  3,913,000        $  3,103,000
                                                                    ============        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid during the year for interest                            $    494,000        $    451,000
                                                                    ============        ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY -
  Conversion of account receivable to note receivable               $         --        $    319,000
                                                                    ============        ============


        The accompanying notes are an integral part of these statements.

(1)  DESCRIPTION OF COMPANY

           Wayne Disposal - Oakland, Inc. (the Company) provides integrated waste management operations, a sanitary landfill and a public tipping area for small vehicles under permits granted by the Michigan Department of Environmental Quality (MDEQ). The Company began waste operations in July, 1983.

           In the ordinary course of operations, the Company grants various levels of indemnification to waste haulers and generators. Management is not aware of any contingencies arising from these indemnifications that would have a material adverse impact on the financial statements of the Company at December 31, 1996 and 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Revenue Recognition

              The Company recognizes revenue for the disposal of waste upon receipt of the waste.

           Cash Equivalents

              Cash equivalents consist of money market funds with maturities of three months or less.

           Net Property and Equipment

              Additions to property and equipment are recorded at cost. The
                Company capitalized approximately $343,000 and $451,000 in 1996 and 1995, respectively, in interest related to construction costs associated with preparing the site for operations.

              Depreciation is provided over the estimated useful lives of the respective assets using accelerated methods for assets purchased prior to January 1, 1995 and straight-line methods for assets purchased after December 31, 1994.

           S Corporation Election

              The stockholders of the Company have elected to treat the Company as an S Corporation under the provisions of the Internal Revenue Code. As a result, the taxable income of the Company is included in the taxable income of the individual stockholders. Accordingly, no provision for Federal income taxes is reflected in the accompanying statements of income.

           Reclassifications

              Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

           Fair Value of Financial Instruments

              The fair value of the Company's financial instruments approximates carrying value.

(3)  CLOSURE/POST-CLOSURE

           The Company provides for closure and post-closure monitoring costs over the operating life of disposal sites as airspace is consumed. The accrual for closure and post-closure costs relates to expenditures to be incurred after a facility ceases to accept waste. Similar costs incurred during the active life of a site are charged to expense. Management estimates the landfill will reach its maximum capacity in the year 2004.

           Estimates of the extent of the Company's degree of responsibility for a particular site and the method and ultimate cost of closure/post-closure require a number of assumptions with respect to prices, quantities and timing. Changes in regulatory requirements may also have a significant impact on those estimates. Accordingly, actual results could differ from those estimates.

           The Company records estimated closure/post-closure liabilities at the present value of estimated future cash flows. The amounts accrued in the accompanying balance sheets are determined using an inflation rate of 2% and a discount rate of 9%. The Company believes that this method of accounting is preferable as the amounts and timing of future cash payments can be reliably estimated.

           The Company has estimated gross closure/post-closure costs of its landfill to be approximately $4,627,000 and $3,982,000 as of December 31, 1996 and 1995, respectively.

           The Company provides financial assurance for estimated closure/post-closure costs to the MDEQ by using unsecured irrevocable letters of credit issued by a financial institution which totaled approximately $1,000,000 and $868,000 at December 31, 1996 and 1995, respectively.

(4)  INVESTMENTS

           The Company's investments consist of U.S. treasury bills and money market funds with maturities of less than one year. Proceeds from sales or maturities of investments are reinvested to comply with regulatory requirements to provide financial assurance for future payments of accrued site restoration costs. Accordingly, these investments are classified as long-term in the accompanying balance sheets.

           The Company had remaining proceeds of $5,197,000 at December 31, 1995, from the Michigan Strategic Fund (MSF) which were invested in a U.S. government obligations fund. This investment was restricted for the acquisition of operating property and equipment. Accordingly, this investment is classified as long-term in the accompanying balance sheet.

           Effective January 1, 1995, the Company adopted SFAS No. 115,
              "Accounting for Certain Investments in Debt and Equity Securities". This statement requires that certain investments be classified into three separate categories; "held to maturity", "available-for-sale" and "trading", each with different accounting treatment. The Company has classified its investments as "available-for-sale". The impact of adoption at January 1, 1995 was to increase and stockholders' equity by approximately $27,000.

(5)  RELATED PARTY TRANSACTIONS

           The Company has a note receivable from an affiliate which bears interest at prime (8.25% at December 31, 1996) and is receivable on demand. Accrued interest receivable was $61,000 and $78,000 at December 31, 1996 and 1995, respectively, and interest income was $61,000 and $78,000 for the years then ended.

           Included in the accompanying statements of income for 1996 and 1995 are the following affiliate income and expense items:

                                                   1996           1995
                                                ----------       --------
                    Construction services       $1,191,000       $520,000
                                                ==========       ========
                    Rental expense              $   15,000       $ 31,000
                                                ==========       ========
                    Rental income               $   30,000       $ 30,000
                                                ==========       ========

           The Company is involved in a cost-sharing agreement for a group of affiliated companies which are under common management. General corporate expenses and certain operating costs paid by an affiliated company are allocated to the Company based upon its direct labor hours and revenues. Allocations under this cost-sharing agreement included operating costs of $743,000 and $700,000 and general and administrative costs of $871,000 and $594,000 for the years ended December 31, 1996 and 1995, respectively.

           The Company is responsible for claims related to workers' compensation. Workers' compensation claims are paid through a self-insured plan administered by an affiliate. As such, the amounts recorded for the settlement of workers' compensation claims, which represent management's best estimate of the future payments required to settle claims outstanding, known and expected, at December 31, 1996, are included in accounts payable - affiliates in the accompanying balance sheets. Through reinsurance held by the affiliate, the liability of the Company is limited to $325,000 per individual claim and $1,037,000 for the aggregate of all workers' compensation claims incurred in a specific year. These amounts are subject to ongoing review and revision.

(6)  LONG-TERM DEBT

           As of December 31, 1996 and 1995, long-term debt consists of bonds payable to MSF in semi-annual installments of $750,000, commencing November 1996, plus interest at a variable rate as determined by the remarketing agent (4.35% at December 31, 1996), collateralized by letters of credit.

           The bonds payable include certain restrictive covenants which, among other things, require the Company to maintain certain financial ratios. The Company received a waiver from the MSF for a financial covenant violation subsequent to December 31, 1996.

           Future principal maturities of long-term debt as of December 31, 1996, are as follows:

                          1997                              $ 1,500,000
                          1998                                1,500,000
                          1999                                1,500,000
                          2000                                1,500,000
                          2001                                1,500,000
                          2002 and thereafter                 5,250,000
                                                            -----------
                                                            $12,750,000
                                                            ===========

           An additional letter of credit for $500,000 at December 31, 1996 and 1995 acts as a performance bond for a municipal contract.

(7)  EMPLOYEE BENEFIT PLAN

           The Company's union employees are covered by various union-sponsored, multiemployer defined benefit pension plans. The Company contributed and charged to expense approximately $56,000 and $44,000 in 1996 and 1995, respectively. Contributions are determined in accordance with the provisions of negotiated labor contracts and are generally based on stipulated rates per hours worked.

           The Company is a party to a defined contribution 401(k) plan sponsored by an affiliate for its nonunion employees. The plan allows all eligible employees to make elective pretax contributions for an amount up to 15% of the employee's compensation. Additionally, the Company will make matching contributions to the plan on behalf of the employee in the amount of 50% of the employee-elected contributions, not to exceed 3% of the employee's compensation. Contributions to the plan for all affiliated companies for the years ended December 31, 1996 and 1995, totaled approximately $139,000 and $170,000, respectively.

(8)  LEASE COMMITMENTS

           The Company leases various machinery and equipment under operating leases that are primarily on a monthly basis. Rent expense related to these operating leases totaled $28,000 and $66,000 for 1996 and 1995, respectively.

(9)  SUBSEQUENT EVENTS

           In January 1997, the Company declared and paid dividends in the amount of $1,900,000 to shareholders of record as of December 20, 1996.

           The Company has committed to sell all of the outstanding common stock of the Company to Allied Waste Industries, Inc.

                    Report of Independent Public Accountants


To the Board of Directors of
Wayne Disposal - Canton, Inc.:

We have audited the accompanying balance sheets of WAYNE DISPOSAL - CANTON, INC. (a Michigan corporation) as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wayne Disposal - Canton, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As explained in Note 5 to the financial statements, effective January 1, 1995, the Company changed its method of accounting for investments.


                                                Arthur Andersen LLP


Detroit, Michigan,
  February 14, 1997.

                          WAYNE DISPOSAL - CANTON, INC.

                 BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995



        ASSETS                                      1996                1995
        ------                                  ------------        ------------
CURRENT ASSETS:
  Cash and cash equivalents                     $  3,131,000        $  1,338,000
  Accounts receivable-
    Trade, less allowance
      for doubtful accounts of $184,000
      and $83,000 at December 31,
      1996 and 1995, respectively                  1,629,000           2,183,000
    Affiliates                                       321,000           1,131,000
  Note receivable - affiliate                        811,000                  --
  Current portion of long-term
    note receivable                                       --             252,000
  Prepaid expenses and other                         282,000             224,000
                                                ------------        ------------
              Total current assets                 6,174,000           5,128,000
                                                ------------        ------------
PROPERTY AND EQUIPMENT:
  Land and land improvements                      18,606,000          12,923,000
  Buildings and improvements                       1,753,000           1,753,000
  Machinery and equipment                            988,000             922,000
  Construction in progress                         2,649,000           6,840,000
                                                ------------        ------------
                                                  23,996,000          22,438,000
  Less- Accumulated depreciation                 (10,171,000)         (7,539,000)
                                                ------------        ------------
               Net property and equipment         13,825,000          14,899,000
                                                ------------        ------------
OTHER ASSETS:
  Restricted investments                           1,926,000           1,322,000
  Note receivable - affiliate                             --             750,000
  Long-term note receivable, less
    current portion above and net of
    allowance for doubtful accounts of
    $300,000 at December 31, 1995                         --             496,000
  Other                                              465,000             645,000
                                                ------------        ------------
               Total other assets                  2,391,000           3,213,000
                                                ------------        ------------

                                                $ 22,390,000        $ 23,240,000
                                                ============        ============


The accompanying notes are an integral part of these balance sheets.

                          WAYNE DISPOSAL - CANTON, INC.

                 BALANCE SHEETS AS OF DECEMBER 31, 1996 AND 1995




        LIABILITIES AND STOCKHOLDERS' EQUITY          1996              1995
        ------------------------------------       -----------       -----------
CURRENT LIABILITIES:
  Current portion of long-term debt                $ 1,264,000       $ 1,264,000
  Accounts payable-
    Trade                                              189,000           461,000
    Affiliates                                         291,000           506,000
  Accrued expenses                                     495,000           681,000
                                                   -----------       -----------
                 Total current liabilities           2,239,000         2,912,000
                                                   -----------       -----------


LONG-TERM LIABILITIES:
  Long-term debt, less current portion above         6,806,000         8,142,000
  Notes payable to stockholders                             --         4,415,000
  Note payable to affiliate                                 --           700,000
  Accrued closure/post-closure costs                 1,269,000           842,000
  Accrued interest - stockholders                           --           464,000
                                                   -----------       -----------
                 Total long-term liabilities         8,075,000        14,563,000
                                                   -----------       -----------


STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 50,000
    shares authorized; 300 shares issued
    and outstanding                                        300               300
  Additional paid-in capital                         5,578,000                --
  Retained earnings                                  6,435,700         5,732,700
  Unrealized gain on restricted investments             62,000            32,000
                                                   -----------       -----------
                 Total stockholders' equity         12,076,000         5,765,000
                                                   -----------       -----------

                                                   $22,390,000       $23,240,000
                                                   ===========       ===========


The accompanying notes are an integral part of these balance sheets.

                                                                      EXHIBIT 2

                          WAYNE DISPOSAL - CANTON, INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                 1996                1995
                                             ------------        ------------
DISPOSAL REVENUE                             $ 12,134,000        $ 13,007,000

OPERATING EXPENSES                              7,728,000           7,159,000
                                             ------------        ------------
                 Gross margin                   4,406,000           5,848,000

ADMINISTRATIVE EXPENSES                         2,312,000           1,200,000
                                             ------------        ------------
                Income from operations          2,094,000           4,648,000
                                             ------------        ------------
OTHER INCOME (EXPENSE):
  Interest income                                 263,000              62,000
  Interest expense                               (797,000)           (817,000)
  Other                                           158,000             187,000
                                             ------------        ------------
                Total other expense              (376,000)           (568,000)
                                             ------------        ------------

NET INCOME                                   $  1,718,000        $  4,080,000
                                             ============        ============


        The accompanying notes are an integral part of these statements.

                          WAYNE DISPOSAL - CANTON, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


BALANCE AT DECEMBER 31, 1994 (UNAUDITED)                    $  1,653,000

  Net income                                                   4,080,000
  Unrealized gain on restricted investments                       32,000
                                                            ------------

BALANCE AT DECEMBER 31, 1995 (AUDITED)                         5,765,000

  Forgiveness of stockholders' debt and interest               5,578,000
  Net income                                                   1,718,000
  Dividends paid                                              (1,015,000)
  Change in unrealized gain on restricted investments             30,000
                                                            ------------

BALANCE AT DECEMBER 31, 1996 (AUDITED)                      $ 12,076,000
                                                            ============


        The accompanying notes are an integral part of these statements.

                          WAYNE DISPOSAL - CANTON, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                     1996               1995
                                                                 -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $ 1,718,000        $ 4,080,000
  Adjustments to reconcile net income to net cash
      provided by operations:
          Depreciation and amortization                            2,817,000          3,012,000
          Increase (decrease) in cash resulting from
             changes in operating assets and liabilities-
                Accounts receivable                                1,364,000         (1,471,000)
                Prepaid expenses and other                           (58,000)          (103,000)
                Accounts payable                                    (487,000)           814,000
                Accrued expenses                                    (186,000)           187,000
                Accrued closure/post-closure costs                   427,000            422,000
                Accrued interest - stockholders                      258,000            264,000
                                                                 -----------        -----------
                 Net cash provided by operating activities         5,853,000          7,205,000
                                                                 -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of restricted investments                    1,584,000          1,231,000
  Change in note receivable, net                                     748,000             88,000
  Issuance of notes receivable - affiliate                           (61,000)          (750,000)
   Purchases of restricted investments                            (2,158,000)        (1,872,000)
  Purchases of property and equipment                             (1,563,000)        (4,102,000)
                                                                 -----------        -----------
                 Net cash used in investing activities            (1,450,000)        (5,405,000)
                                                                 -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt and
      note payable to affiliate                                      441,000          1,100,000
  Payments of long-term debt and note payable to
      affiliate                                                   (2,036,000)        (1,594,000)
  Dividends paid                                                  (1,015,000)                --
                                                                 -----------        -----------
                Net cash used in financing activities             (2,610,000)          (494,000)
                                                                 -----------        -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                          1,793,000          1,306,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR                 1,338,000             32,000
                                                                 -----------        -----------

CASH AND CASH EQUIVALENTS AT END OF THE YEAR                     $ 3,131,000        $ 1,338,000
                                                                 ===========        ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid during the year for interest                         $   745,000        $   586,000
                                                                 ===========        ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
  Conversion of accounts receivable to notes receivable          $        --        $   836,000
                                                                 ===========        ===========

  Forgiveness of stockholders' debt and interest                 $ 5,578,000        $        --
                                                                 ===========        ===========


The accompanying notes are an integral part of these statements.

                         WAYNE DISPOSAL - CANTON, INC.


                         NOTES TO FINANCIAL STATEMENTS


(1)  DESCRIPTION OF COMPANY

           Wayne Disposal - Canton, Inc. (the Company) provides integrated waste management operations, a sanitary landfill and a public tipping area for small vehicles under permits granted by the Michigan Department of Environmental Quality (MDEQ). The Company began waste operations in July, 1993.

           In the ordinary course of operations, the Company grants various levels of indemnification to waste haulers and generators. Management is not aware of any contingencies arising from these indemnifications that would have a material adverse impact on the financial statements of the Company at December 31, 1996 and 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Revenue Recognition

              The Company recognizes revenue for the disposal of waste upon receipt of the waste.

           Cash Equivalents

              Cash equivalents consist of money market funds with a maturity of three months or less.

           Net Property and Equipment

              Additions to property and equipment are recorded at cost. The
                Company capitalized approximately $130,000 in 1995 in interest related to construction costs associated with preparing the site for operations. No amounts were capitalized in 1996.

              Depreciation is provided over the estimated useful lives of the respective assets using accelerated methods for assets purchased prior to January 1, 1995 and straight-line methods for assets purchased after December 31, 1994.

           Other Assets

              Other assets consist primarily of prepaid debt issuance costs and permits which are amortized over the term of the debt and permits. Accumulated amortization was $862,000 and $673,000 at December 31, 1996 and 1995, respectively.

                          WAYNE DISPOSAL - CANTON, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


           S Corporation Election

              The stockholders of the Company have elected to treat the Company as an S Corporation under the provisions of the Internal Revenue Code. As a result, the taxable income of the Company is included in the taxable income of the individual stockholders. Accordingly, no provision for Federal income taxes is reflected in the accompanying statements of income.

           Reclassifications

              Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

           Fair Value of Financial Instruments

              The fair value of the Company's financial instruments approximates carrying value.

(3)  CLOSURE/POST-CLOSURE COSTS

           The Company provides for closure and post-closure monitoring costs over the operating life of disposal sites as airspace is consumed. The accrual for closure and post-closure costs relates to expenditures to be incurred after a facility ceases to accept waste. Similar costs incurred during the active life of a site are charged to expense. Management estimates that the landfill will reach its maximum capacity in the year 2007.

           Estimates of the extent of the Company's degree of responsibility of a particular site and the method and ultimate cost of closure/post-closure require a number of assumptions with respect to prices, quantities and timing. Changes in regulatory requirement may also have a significant impact on those estimates. Accordingly, actual results could differ from those estimates.

                          WAYNE DISPOSAL - CANTON, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


              The Company records closure/post-closure liabilities at the present value of estimated future cash flows. The accrued closure/post-closure costs included in the accompanying balance sheets are determined by using an estimated inflation rate of 2% and a discount rate of 9%. The Company believes that this method of accounting is preferable as the amounts and timing of future cash payments can be reliably estimated.

              The Company has estimated the gross closure/post-closure costs of the landfill to be approximately $3,007,000 and $2,043,000 as of December 31, 1996 and 1995, respectively.

              The Company provides financial assurance for estimated
                closure/post-closure costs to the MDEQ by using unsecured irrevocable letters of credit issued by a financial institution which totaled approximately $1,000,000 at December 31, 1996 and 1995.

(4)  INVESTMENTS

              The Company's investments consist of U.S. treasury bills and interest-bearing demand deposits with maturities of less than one year. Proceeds from sales or maturities of investments are reinvested to comply with regulatory requirements to provide financial assurance for future payment of accrued site restoration costs. Accordingly, these investments are classified as long-term in the accompanying balance sheets.

              Effective January 1, 1995, the Company adopted SFAS No. 115,
                "Accounting for Certain Investments in Debt and Equity Securities". This statement requires that certain investments be classified into three separate categories; "held-to-maturity", "available-for-sale" and "trading", each with different accounting treatment. The Company has classified its investments as "available-for-sale". The impact of adoption at January 1, 1995 was to increase investments and stockholders' equity by $10,000.

(5)  RELATED-PARTY TRANSACTIONS

              Effective December 31, 1996, all stockholder debt and the related accrued interest was forgiven by the stockholders. As a result, notes payable of $4,856,000 and accrued interest of $722,000 were reclassified as of December 31, 1996 to additional paid-in capital in the accompanying balance sheet. Interest expense recorded related to these notes was $258,000 and $264,000 for the years ended December 31, 1996 and 1995, respectively.

              The Company had a note payable to an affiliate at December 31,
                1995 which was paid in 1996. Interest expense related to this note was $7,000 and $80,000 for the years ended December 31, 1996 and 1995, respectively.

                          WAYNE DISPOSAL - CANTON, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


              The Company has a note receivable from an affiliate which bears interest at prime (8.25% at December 31, 1996) and is payable on demand. Accrued interest receivable was $61,000 and $11,000 at December 31, 1996 and 1995, respectively, and interest income was $50,000 and $11,000 for the years ended December 31, 1996 and 1995, respectively.

              Included in the accompanying statements of income for 1996 and
                1995 are the following affiliate income and expense items:

                                                  1996                  1995
                                                  ----                  ----
               Disposal revenue                $1,741,000            $1,387,000
                                               ==========            ==========
               Disposal costs                  $  152,000            $  116,000
                                               ==========            ==========
               Construction services           $1,728,000            $  997,000
                                               ==========            ==========
               Rental expense                  $   20,000            $   24,000
                                               ==========            ==========
               Rental income                   $  150,000            $  150,000
                                               ==========            ==========


              The Company is involved in a cost-sharing agreement for a group of affiliated companies which are under common management. General corporate expenses and certain operating costs paid by an affiliated company are allocated to the Company based upon its direct labor hours and revenues. Allocations under this cost-sharing agreement included operating costs of $1,198,000 and $1,084,000 and general and administrative costs of $870,000 and $831,000 for the years ended December 31, 1996 and 1995, respectively.

              The Company is responsible for claims related to workers'
                compensation. Workers' compensation claims are paid through a self-insured plan administered by an affiliate. As such, the amounts recorded for the settlement of workers' compensation claims, which represent management's best estimate of the future payments required to settle claims outstanding, known and expected, at December 31, 1996, are included in accounts payable
                - affiliates in the accompanying balance sheets. Through reinsurance held by the affiliate, the liability of the Company is limited to $325,000 per individual claim and $1,037,000 for the aggregate of all workers' compensation claims incurred in a specific year. These amounts are subject to ongoing review and revision.

                          WAYNE DISPOSAL - CANTON, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


(6)  LONG-TERM DEBT

           Long-term debt consists of the following at December 31, 1996 and 1995:

                                                                        1996               1995
                                                                        ----               ----
         Bonds payable to Michigan Strategic
           Fund (MSF)in annual installments of
           $980,000 plus interest at rates of
           5.3% to 6.2%, collateralized by
           letters of credit
                                                                     $6,860,000         $7,840,000

         Note payable to bank in quarterly
           installments of $71,000 plus interest
           at the bank's prime rate (8.25% at
           December 31, 1996), collateralized by
           real property                                              1,210,000          1,566,000
                                                                     ----------         ----------
                                                                      8,070,000          9,406,000
         Less- Current portion                                        1,264,000          1,264,000
                                                                     ----------         ----------
                                                                     $6,806,000         $8,142,000
                                                                     ==========         ==========


              Future principal maturities of long-term debt as of December 31,
                1996, are as follows:

                1997                                    $1,264,000
                1998                                     1,264,000
                1999                                     1,264,000
                2000                                     1,264,000
                2001                                     1,054,000
                2002 and thereafter                      1,960,000
                                                        ----------
                                                        $8,070,000
                                                        ==========


              The bonds payable include certain restrictive covenants which, among other things, require the Company to maintain certain financial ratios. The Company received a waiver for a financial covenant violation from the MSF at December 31, 1996.

              A letter of credit for $100,000 at December 31, 1996 and 1995, acts as a performance bond for a municipal contract. Another letter of credit for $139,000 at December 31, 1996 is related to a soil erosion and sedimentation control permit.

                          WAYNE DISPOSAL - CANTON, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


 (7)  CONTINGENCIES

              In the normal course of conducting its business, the Company becomes involved in various lawsuits as well as administrative proceedings and governmental investigations related to environmental matters. Some of these proceedings may result in judgments being assessed against the Company which, from time to time, may have an impact on the earnings of a particular year. The Company does not believe that these proceedings, individually or in the aggregate, are material to its business or its financial condition.

 (8)  EMPLOYEE BENEFIT PLAN

              The Company's union employees are covered by various
                union-sponsored, multiemployer defined benefit pension plans. The Company contributed and charged to expense $97,000 and $65,000 in 1996 and 1995, respectively. Contributions are determined in accordance with the provisions of negotiated labor contracts and are generally based on stipulated rates per hours worked.

              The Company is a party to a defined contribution 401(k) plan sponsored by an affiliate for its nonunion employees. The plan allows all eligible employees to make elective pretax contributions for an amount up to 15% of the employee's compensation. Additionally, the Company will make matching contributions to the plan on behalf of the employee in the amount of 50% of the employee-elected contributions, not to exceed 3% of the employee's compensation. Contributions to the plan for all affiliated companies for the years ended December 31, 1996 and 1995, totaled approximately $139,000 and $170,000, respectively.

 (9)  LEASE COMMITMENTS

              The Company leases various machinery and equipment under operating leases that are primarily on a monthly basis. Rent expense related to these operating leases totaled $35,000 and $18,000 for 1996 and 1995, respectively.

(10)  SUBSEQUENT EVENTS

              The Company has committed to sell all of the outstanding common stock of the Company to Allied Waste Industries, Inc.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS




The unaudited pro forma combined balance sheet as of June 30, 1997 gives effect to the 1997 Equity Offering as if it had occurred on June 30, 1997. The unaudited pro forma combined statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 give effect to the Laidlaw Acquisition, the Recent Acquisitions, the Canadian Sale, the sale of the Company's non-core medical waste assets, the issuance of the Senior Discount Notes, the Repurchase, the execution of the Amended Bank Agreement and the completion of the 1997 Equity Offering (all terms as defined herein), as if each had occurred on January 1, 1996.

These statements do not purport to be indicative of the combined results of operations of Allied, the Laidlaw Acquisition and Recent Acquisitions that might have occurred, nor are they indicative of future results of operations.

The unaudited pro forma combined financial statements should be read in conjunction with the Notes to Pro Forma Combined Financial Statements, the historical consolidated financial statements of Allied and the notes thereto and the historical financial statements of the Recent Acquisitions and the notes thereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Disclosure Regarding Forward Looking Statements" in Allied's annual report on Form 10-K, as amended.

                          ALLIED WASTE INDUSTRIES, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                               Financing
                                                           Historical        Transactions
                                                            (Note 1)            (Note 4)         Pro Forma
                                                            --------            --------         ---------
ASSETS
Cash and cash equivalents...........................      $   14,641         $  344,655(a)      $   71,338
                                                                              (271,000)(b)
                                                                               (16,958)(c)
Other current assets................................         153,011                 --            153,011
                                                             -------           --------            -------
     Total current assets...........................         167,652             56,697            224,349
Property and equipment, net.........................         897,086                 --            897,086
Goodwill, net                                                854,491                 --            854,491

Other assets........................................          89,608            (1,379)(d)          88,229
                                                              ------            -------             ------
     Total assets...................................      $2,008,837         $   55,318         $2,064,155
                                                          ==========         ==========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt...................      $   50,486         $ (11,000)(b)      $   39,486
Other current liabilities...........................         152,764                 --            152,764
                                                             -------         ----------            -------
     Total current liabilities......................         203,250           (11,000)            192,250
Long-term debt, net of current portion..............       1,389,206          (260,000)(b)       1,129,206
Other long-term liabilities.........................         208,169              (552)(e)         207,617
Stockholders' equity................................         208,212            344,655(a)         535,082
                                                                               (16,958)(c)
                                                                                (1,379)(d)
                                                                                    552(e)
                                                          ----------         ----------         ----------
     Total liabilities and equity...................      $2,008,837         $   55,318         $2,064,155
                                                          ==========         ==========         ==========

          The accompanying notes are an integral part of this pro forma combined balance sheet.

                          ALLIED WASTE INDUSTRIES, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)


                                                                Pro Forma
                                                                Adjustments       Pro Forma
                                                Recent          Related to         for the          Financing
                             Historical      Acquisitions      Acquisitions         Recent         Transactions
                              (Note 1)         (Note 2)          (Note 3)        Acquisitions       (Note 4)           Pro Forma
                              --------         --------          --------        ------------       --------           ---------
Revenues..................    $ 395,184     $    3,474                 --        $   398,658        $      --        $   398,658

Cost of operations........      218,282          1,573                 --            219,855               --            219,855

Selling, general and
   administrative
   expenses...............       46,512            399                 --             46,911               --             46,911

Depreciation and
   amortization
   expense................       52,161            732                 --             52,893               --             52,893
                                 ------          -----              -----             ------           ------             ------

   Operating income.......       78,229            770                 --             78,999                              78,999

Interest income...........      (1,104)          (119)                 --            (1,223)               --            (1,223)
Interest expense..........       46,707            158              1,167(e)          48,032              726 (a)         40,848
                                                                                                      (41,331)(b)
                                                                                                       33,421 (c)
                                 ------          -----              -----             ------           ------             ------
Net income
   before income taxes....       32,626            731            (1,167)             32,190            7,184             39,374

Income tax expense........       14,029            315              (502)             13,842            3,089             16,931
                                 ------          -----              -----             ------            -----             ------
Net income
   before extra-
   ordinary loss..........       18,597            416              (665)             18,348            4,095             22,443

Dividends on
   preferred stock........        (337)             --                 --              (337)               --              (337)
                                 ------          -----               -----             ------            -----             ------
Net income to
   common share-
   holders before
   extraordinary loss.....    $  18,260     $      416        $     (665)        $    18,011        $   4,095        $    22,106
                              =========     ==========        ===========        ===========        =========        ===========

Net income
   per common share
   before extra-
   ordinary loss..........        $0.21                                          $      0.20                         $      0.22
                                  =====                                          ===========                         ===========
Weighted average
   and common
   equivalent shares......    88,375,927                                          88,615,890                          99,313,523
                              ==========                                          ==========                          ==========

          The accompanying notes are an integral part of this pro forma combined financial statement.

                          ALLIED WASTE INDUSTRIES, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
        (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS AND NUMBER OF SHARES)


                                                                         Pro Forma
                                                                        Adjustments
                                             Recent       Laidlaw       Related to        Pro Forma      Financing
                             Historical   Acquisitions   Acquisition   Acquisitions        for the     Transactions
                              (Note 1)      (Note 2)      (Note 2)       (Note 3)        Acquisitions    (Note 4)       Pro Forma
                              --------      --------      --------       --------        ------------    --------       ---------
Revenues...................   $ 246,679    $  20,848     $  494,532      $      --        $ 762,059      $    --       $   762,059
Cost of
   operations..............     138,437        9,435        331,228             --          479,100           --           479,100

Selling, general
   and administrative
   expenses................      38,602        2,392         27,623             --           68,617           --            68,617
Depreciation and
   amortization
   expense.................      31,470        4,388         63,884         19,038 (a)      116,701           --           116,701
                                                                            (2,079)(b)
Acquisition related costs..      91,693           --             --             --           91,693           --            91,693
Unusual items..............       5,744           --             --             --            5,744           --             5,744
                              ---------     --------      ---------      ---------        ---------      -------       -----------
   Operating income (loss).     (59,267)       4,633         71,797        (16,959)             204           --               204
Interest income............      (2,110)        (710)            --             --           (2,820)          --            (2,820)
Interest expense ..........       9,257          947             --          4,074 (c)      116,097        1,743 (a)       101,989
                                                                           (14,321)(d)                   (86,194)(b)
                                                                           116,140 (e)                    70,343 (c)
                              ---------     --------      ---------      ---------        ---------      -------       -----------
Net income (loss) before
   income taxes............     (66,414)       4,396         71,797       (122,852)        (113,073)      14,108           (98,965)
   Income tax expense
   (benefit)...............        (399)       1,890         30,873        (52,826)         (20,462)       6,066           (14,396)
                              ---------     --------      ---------      ---------        ---------      -------       -----------
   Net income (loss)
   before extra-
   ordinary loss...........     (66,015)       2,506         40,924        (70,026)         (92,611)       8,042           (84,569)
Dividends on preferred
   stock...................      (1,073)          --             --             --           (1,073)          --            (1,073)
                              ---------     --------      ---------      ---------        ---------      -------       -----------
Net income (loss) to
   common shareholders
   before
   extraordinary
   loss....................   $ (67,088)    $  2,506     $   40,924      $ (70,026)       $ (93,684)     $ 8,042       $  (85,642)
                              =========    =========     ==========     ==========        =========      =======       ===========
Net loss per common
   share before
   extraordinary loss......   $   (1.15)                                                  $   (1.27)                   $    (0.93)
                              =========                                                   =========                    ===========
Weighted average common
   and common
   equivalent shares.......  58,422,581                                                  73,729,355                    92,359,355
                             ==========                                                  ==========                    ==========

          The accompanying notes are an integral part of this pro forma combined financial statement.

                          ALLIED WASTE INDUSTRIES, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)





1.  HISTORICAL

The historical balances represent the results of operations of Allied for each of the indicated periods as reported in the historical consolidated financial statements of Allied. The historical consolidated financial statements have been restated to reflect acquisitions in 1996 accounted for as poolings-of-interests.

2.  HISTORICAL AMOUNTS RELATED TO ACQUISITIONS

The amounts in the pro forma combined statements of operations represent the results of operations of the companies acquired in 1997 ("Recent Acquisitions") and substantially all of the non-hazardous solid waste business of Laidlaw Inc. (the "Laidlaw Acquisition"), excluding the Canadian solid waste management operations of the Company which were held for sale and sold in March 1997 to USA Waste Services, Inc. for $518 million (the "Canadian Sale") and the Company's non-core medical waste assets which were held for sale and sold in April 1997, for the period prior to the date of the Laidlaw Acquisition.

The following represents acquisitions included in these pro forma combined financial statements (collectively referred to as "Acquisitions.").

December 1996 - Allied completed the Laidlaw Acquisition for total consideration of approximately $1.5 billion, as follows (in thousands):

         Cash .........................................................$1,200,000
         7% Debenture .................................................    77,567
         Zero Coupon Debenture ........................................    33,180
         Common Stock .................................................   110,048
         Warrant ......................................................    49,000
                                                                       ----------
              Total....................................................$1,469,795
                                                                       ==========

Amounts in the statement of operations for the year ended December 31, 1996 for the businesses acquired in the Laidlaw Acquisition and not disposed of are for the 12 months ended November 30, 1996.

March 1997 - Allied acquired Wayne Disposal - Oakland, Inc. and Wayne Disposal - Canton, Inc. for total consideration of approximately $52.5 million, including approximately 747,000 shares of common stock.


3.  PRO FORMA ADJUSTMENTS

    The pro forma adjustments reflected in the pro forma combined statements of operations give effect to the following:

    (a) To reflect $19.0 million of goodwill amortization related to $761.5 million of total goodwill recorded in connection with the Laidlaw Acquisition, calculated based on a 40 year life.

    (b) To reflect the elimination of historical goodwill amortization of the Laidlaw subsidiaries acquired.

                                   (UNAUDITED)

    (c) To reflect amortization of commitment fees related to the $525 million 10.25% senior subordinated notes ("AWNA Notes") and the $1.275 billion senior credit facility (the "1996 Bank Agreement") completed in connection with the Laidlaw Acquisition, giving effect to the Canadian Sale.

    (d) To reflect the reduction of interest expense resulting from the repayment of certain indebtedness with the proceeds from the 1996 Bank Agreement completed in connection with the Laidlaw Acquisition, calculated as follows (in thousands):


                                                                                       Year Ended
                                                                                    December 31, 1996
                                                                                    -----------------
         Senior subordinated notes, $100 million, interest at 12%
              for 7 months during 1996..........................................    $       (7,000)
         Credit agreement, interest at 9.25% for 7 months during
              1996 and related debt issuance cost amortization..................            (1,537)
         Credit facility interest at 7% for 5 months during 1996 and
              related debt issuance cost amortization...........................            (5,784)
                                                                                    ---------------
                  Total pro forma interest savings..............................    $      (14,321)
                                                                                    ===============

    (e) To reflect interest expense related to the 1996 Bank Agreement, the AWNA Notes, and two junior subordinated debentures issued in connection with the Laidlaw Acquisition (the "Allied Finance Debentures") and interest expense on cash paid in connection with the Recent Acquisitions calculated as follows (in thousands):

                                                                                                  Six Months
                                                                         Year Ended                   Ended
                                                                     December 31, 1996            June 30, 1997
                                                                     ------------------      ------------------
         1996 Bank Agreement, interest at LIBOR                         $                         $   --
              plus 2.5%-3.25% ....................................        43,993                      --
         AWNA Notes, interest at 10.25% ..........................        53,813                      --
         7% debenture, implicit interest at 14% ..................        11,200                      --
         Zero coupon debenture, implicit interest at 14% .........         4,800                      --
         1996 Bank Agreement, interest on $29.1
              million at LIBOR plus 2.5%
              for the Recent Acquisitions ........................         2,334                   1,167
                                                                       ---------                  ------
                  Total pro forma interest expense ...............     $ 116,140                  $1,167
                                                                       =========                  ======

         An increase in the interest rate of one-eighth of a percent on the 1996 Bank Agreement would not have a material impact for the year ended December 31, 1996 or the six months ended June 30, 1997.

                                   (UNAUDITED)



4.   FINANCING TRANSACTIONS

The pro forma combined financial statements give effect to the receipt of $240 million of proceeds from the issuance of $418 million principal amount of 11.30% senior discount notes due 2007 (the "Senior Discount Notes"), the repurchase of the Allied Finance Debentures (the "Repurchase"), the completion of an amended and restated bank agreement (the "Amended Bank Agreement") that replaced the 1996 Bank Agreement and the completion of an offering of 18,600,000 shares of common stock at $18.50 per share (the "1997 Equity Offering") in September 1997.

The pro forma combined financial statements do not include the historical and pro forma extraordinary charges of approximately $13 million and $57 million, respectively, net of income tax benefit, related to the early extinguishment of debt in 1996 and incurred in connection with the Repurchase and the historical and pro forma extraordinary charges of $52 million and $1 million, respectively, related to the early extinguishment of debt in 1997 and, incurred in connection with the repayment of certain debt under the Amended Bank Agreement.

The adjustments related to the financing transactions reflected in the pro forma combined financial statements give effect to the following:

  Pro Forma Combined Balance Sheet

    (a) To reflect the completion of the 1997 Equity Offering.

    (b) To reflect the repayment of debt with the proceeds from the 1997 Equity Offering.

    (c) To reflect payment of underwriting fees and other costs related to the 1997 Equity Offering.

    (d) To reflect the write off of deferred debt issuance costs related to the Amended Bank Agreement.

    (e) To reflect the income tax benefit for the write off of certain Amended Bank Agreement debt issuance costs related to the 1997 Equity Offering.


Pro Forma Combined Statement of Operations

    (a) To reflect amortization of commitment fees related to the Senior Discount Notes and the Amended Bank Agreement from January 1, 1997 through the date of the transaction.

                                   (UNAUDITED)



    (b) To reflect the reduction of interest expense resulting from the repayment of certain indebtedness with the proceeds from the Amended Bank Agreement and the Senior Discount Notes calculated as follows (in thousands):

                                                                                               Six Months
                                                                         Year Ended               Ended
                                                                     December 31, 1996        June 30, 1997
                                                                     -----------------        -------------
     1996 Bank Agreement, interest at LIBOR plus
        2.5%-3.25% for the period from January 1, 1996
        through June 5, 1997 and related debt
        issuance cost amortization................................        $(49,386)            $(21,723)
     Amended Bank Agreement, $271,000 repaid
        in connection with the 1997 Equity
        Offering, interest at 7.6% for 6 months during 1997
        and related debt issuance cost amortization...............         (20,808)             (10,404)
     Senior Discount Notes, interest accretion on $240 million
        at 11.3% for the period from May 15, 1997
        through June 30, 1997.....................................              --              (3,390)
     Zero Coupon Debenture, implicit interest at
        14% for the period from January 1, 1996
        through May 15, 1997......................................          (4,800)              (1,742)
     7% Debenture, implicit interest at 14% for the
        period from January 1, 1996 through
        May 15, 1997..............................................         (11,200)              (4,072)
                                                                          ---------            --------
         Total pro forma interest savings.........................        $(86,194)            $(41,331)
                                                                          =========            ========

    (c) To reflect interest expense related to the Amended Bank Agreement and the Senior Discount Notes, calculated as follows (in thousands):

                                                                                              Six Months
                                                                         Year Ended             Ended
                                                                      December 31, 1996     June 30, 1997
                                                                      -----------------     -------------
     Amended Bank Agreement, $525 million
        outstanding for the period from
        January 1, 1996 through June 5, 1997,
        interest at 7.6%..........................................         $42,457             $ 18,285
     Senior Discount Notes, interest accretion on $240 million
        at 11.3% for the period from January 1, 1996 through
        June 30, 1997.............................................          27,886               15,136
                                                                           -------             --------
         Total pro forma interest expense.........................         $70,343             $ 33,421
                                                                           =======             ========

An increase in the interest rate of one-eighth of a percent on the Amended Bank Agreement would not have a material impact for the year ended December 31, 1996 or the six months ended June 30, 1997.

                                   (UNAUDITED)


5. NET INCOME (LOSS) PER COMMON SHARE

Pro forma net income (loss) per common share is calculated by dividing pro forma net income (loss) to common shareholders less requirements on Series D preferred stock, 7% preferred stock, and 9% preferred stock by the pro forma weighted average common and common equivalent shares outstanding during the periods. Pro forma weighted average common and common equivalent shares have been computed as follows:

                                                                       Year Ended             Six Months Ended
                                                                   December 31, 1996            June 30, 1997
                                                                   -----------------            -------------
     Historical weighted average
        common shares.....................................             58,422,581                76,933,433
     Common stock equivalents -
        Stock options and warrants........................                     --                11,279,994
        Convertible debt assumed converted................                     --                   162,500
     Pro forma effect of the Repurchase ..................                     --                (7,931,667)
     Pro forma effect of issuing common
        shares for the Laidlaw Acquisition
        accounted for as a purchase.......................             14,560,109                        --
     Pro forma effect of issuing common
        shares for the Recent Acquisitions
        accounted for as a purchase.......................                746,665                   239,263
     Pro forma effect of issuing Common Shares
        related to the 1997 Equity Offering...............             18,630,000                18,630,000
                                                                       ----------                ----------
        Total.............................................             92,359,355                99,313,523
                                                                       ==========                ==========

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       ALLIED WASTE INDUSTRIES, INC.


                                  By:           /s/PETER S. HATHAWAY
                                      -----------------------------------------
                                                   Vice President
                                            and Chief Accounting Officer




Date:  November 4, 1997